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                                                                 January 8, 2003

[CONOCOPHLLIPS LOGO]

FOURTH-QUARTER 2002 INTERIM UPDATE

This update is intended to give an overview of market and operating conditions experienced by ConocoPhillips during the fourth quarter of 2002. The market indicators and company estimates may not necessarily reflect, and may differ considerably from, the company's actual results expected to be reported on or about Jan. 29, 2003.


HIGHLIGHTS - FOURTH QUARTER VS. THIRD QUARTER

o  Fourth quarter will reflect ConocoPhillips' first full quarter of operation.
o  Upstream
    o  Slightly lower average benchmark prices for crude oil.
    o  Improved natural gas prices.
    o  Daily production in line with previously stated target.
o  Downstream
    o  Improved average benchmark refining margins.
    o  Capacity utilization rate in the low 90 percent range.
    o  Lower worldwide realized marketing margins.
    o  Financial impact related to downtime at Humber refinery.
    o  Impairment charge related to retail assets held for sale.


EXPLORATION AND PRODUCTION

The table below (graphs are available at http://www.conocophillips.com/news/nr/earnings/4Qep.asp) reflects benchmark prices for crude oil and Lower 48 natural gas. The company's actual realizations may vary from the benchmark prices due to quality and location differentials, as well as the effects of pricing lags, particularly in Alaska.


MARKET INDICATORS


-------------------------------------------------------------------------------------------
                                               4Q 2002           3Q 2002          4Q 2001
-------------------------------------------------------------------------------------------
    Dated Brent ($/bbl)                          $26.78            26.94             19.36
-------------------------------------------------------------------------------------------
    WTI ($/bbl)                                   28.20            28.31             20.31
-------------------------------------------------------------------------------------------
    ANS USWC ($/bbl)                              26.75            27.31             17.79
-------------------------------------------------------------------------------------------
    Henry Hub daily average ($/mcf)                4.25             3.20              2.40
-------------------------------------------------------------------------------------------
                                                                          Source: Platt's

ConocoPhillips' average worldwide crude oil sales price for the fourth quarter is expected to be lower than that of the previous quarter, but the company's average natural gas sales price is expected to be higher.


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Daily production for the quarter is expected to be in line with the previously stated target of 1.62 million barrels-of-oil-equivalent, despite the negative impact from the ongoing labor strike in Venezuela.

REFINING AND MARKETING

The table below (graphs are available at http://www.conocophillips.com/news/nr/earnings/4Qrm.asp) reflects refining margins for regions where the company conducts significant refining operations. The weighted U.S. 3:2:1 margin is based on geographical location of company refinery capacities.

MARKET INDICATORS

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                                                        4Q 2002          3Q 2002           4Q 2001
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
  Refining Margins ($/bbl)
---------------------------------------------------------------------------------------------------
      East Coast WTI 3:2:1                               $4.64              3.11             2.46
---------------------------------------------------------------------------------------------------
      Gulf Coast WTI 3:2:1                                3.79              2.84             1.79
---------------------------------------------------------------------------------------------------
      Mid-Continent WTI 3:2:1                             5.75              5.20             3.96
---------------------------------------------------------------------------------------------------
      West Coast ANS 3:2:1                                8.40              8.58             9.96
---------------------------------------------------------------------------------------------------
      Weighted U.S. 3:2:1                                 5.29              4.53             3.87
---------------------------------------------------------------------------------------------------
      NW Europe Dated Brent                               2.72              1.70             2.41
---------------------------------------------------------------------------------------------------
  WTI/Maya differential (trading month $/bbl)             6.04              4.90             6.32
---------------------------------------------------------------------------------------------------
                                                                                   Source: Platt's

Realized margins may differ due to the company's specific refinery locations, refinery configurations, crude oil slates or operating conditions. As shown above, the weighted U.S. refining margin for the fourth quarter is expected to be improved from that of the third quarter. In addition, turnaround costs are expected to be approximately $15 million after-tax, in line with previously stated targets. These costs do not include the approximately $50 million after-tax in downtime and lost opportunity costs associated with a power failure at the Humber refinery in the United Kingdom.

The company's average crude oil capacity utilization rate for the fourth quarter is expected to be in the low 90 percent range. The capacity utilization rate was negatively impacted by the above-mentioned downtime at the Humber refinery, the previously mentioned labor strike in Venezuela, and Hurricane Lili.

Fourth-quarter worldwide marketing margins are expected to be somewhat lower than those of the third quarter, while sales volumes are expected to be higher.

As part of the company's rationalization plan for its refining and marketing assets, ConocoPhillips will dispose of a substantial portion of its company-owned retail sites and exit certain geographic markets. Consequently, the company expects to recognize charges primarily related to the impairment of property, plant and equipment, goodwill, and intangibles in the fourth quarter. Finalization of the amount of this impairment is currently in process, but it is expected to reduce fourth-quarter net income by up to $1.3 billion.

MIDSTREAM/CHEMICALS/EMERGING BUSINESSES SEGMENTS

For the Midstream segment, the realized average natural gas liquids sales price for the fourth quarter is expected to be above that of the previous quarter. This segment reflects


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ConocoPhillips' 30 percent interest in Duke Energy Field Services, as well as consolidated midstream operations.

In the Chemicals business, operating and market conditions deteriorated in the fourth quarter, as this segment remains negatively impacted by low margins and sluggish demand, reflecting the ongoing difficult market environment of this business. This segment reflects the company's 50 percent interest in Chevron Phillips Chemical Company.

Emerging Businesses' performance includes gas-to-liquids, carbon fibers, fuels technology, and power generation.

CORPORATE

The company's debt balance at the end of the fourth quarter is expected to be approximately $19.8 billion.

                                    - # # # -

      CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF
            THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

This update contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are about ConocoPhillips' business segments: exploration and production (E&P) refining and marketing (R&M) natural gas gathering, processing and marketing (Midstream); chemicals and plastics manufacturing (Chemicals); and emerging businesses. There are also forward-looking statements about ConocoPhillips' expected sales prices for crude oil, natural gas, and natural gas liquids; crude oil production; refining crack spreads; marketing margins; refinery utilization rates; sales volumes; potential impairment charges related to the company's downstream rationalization plans; and the company's debt balance. These statements are based on activity from operations for the first two months of the fourth quarter of 2002 and include estimated results for December, and as such are preliminary and are estimates. All of the forward-looking data is therefore subject to change. Actual results, expected to be reported in the company's earnings release for the fourth quarter of 2002 on or about Jan. 29, 2003, may differ materially from the estimates given in this update.

Where in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters that could cause the stated expectation or belief to differ materially from that stated in this update.